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                                                                   Exhibit 4.1
                             Form of Face of Note.

                            MEGO MORTGAGE CORPORATION

                   ......% SENIOR SUBORDINATED NOTES DUE 2001

No...................                                          $..............

         Mego Mortgage Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "COMPANY", which term includes any Successor Company under the Indenture hereinafter referred to), for value received, hereby promises to pay to .........................., or registered assigns, the principal sum of ....................... Dollars on
 ..........................., 2001, and to pay interest thereon from ..........,
1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ................. and
 .................. in each year, commencing ................, 1997, at the rate of ......% per annum, until the principal hereof is paid or made available for payment, and at the rate of 1% over the rate set forth above per annum on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the ............... or ................ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of New York, Borough of Manhattan, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                       MEGO MORTGAGE CORPORATION

                                                       By......................
Attest:

 ................................

                             Form of Reverse of Note.

                  This Note is one of a duly authorized issue of securities of the Company (herein called the "NOTES"), issued under an Indenture, dated as of _____________ ___, 1996 (herein called the "INDENTURE"), among the Company, any Person that may from time to time become a party thereto as a Subsidiary Guarantor (as defined therein) by executing and delivering to the Trustee a Joinder of Subsidiary Guarantor (as defined therein), and American Stock Transfer & Trust Company, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes designated on the face hereof, limited in aggregate principal amount to $40,000,000.

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                   The Notes are subject to redemption upon not less than 30
days' and not more than 60 days' notice by mail, at any time on or after
 ................., ........., as a whole or in part, at the election of the
Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning
 .................... of the years indicated,

                                    Redemption
Year                                Price
----                                -----
 .........                           .......%
 ......... and thereafter            .......%

, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose stated maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                  The Company may redeem, at its option, up to 35% of the original aggregate principal amount of the Notes at any time and from time to time prior to ..............................., 1998, with the Net Cash Proceeds received by the Company from one or more Public Equity Offerings at a redemption price of ......% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon; provided, however, that at least 65% of the original aggregate principal amount of Notes must remain outstanding after each such redemption; and provided, further, that such redemption must occur within 60 days after the closing date of any such Public Equity Offering.

                  In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  Upon a Change of Control, the Holder of this Note will have the right to cause the Company to repurchase all or any part of this Note (which part must be $1,000 or any integral multiple thereof) at a repurchase price equal to 101% of the principal amount of this Note plus accrued and unpaid interest to the date of purchase (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture. In addition, this Note is subject to repurchase under certain circumstances upon the occurrence of an Asset Disposition, all as provided in the Indenture.

                  The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take





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such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

                  If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.



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                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                             Form of Legend for Global Notes.

                  Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

                  "This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Note may not be transferred to, or registered or exchanged for Notes registered in the name of, any Person other than the Depositary or a custodian thereof or a successor of such Depositary or a custodian of such successor and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Note shall be a Global Note subject to the foregoing, except in such limited circumstances."

                   Form of Trustee's Certificate of Authentication.

                  The Trustee's certificate of authentication shall be in substantially the following form:

                  This is one of the Notes designated and referred to in the within-mentioned Indenture.

                                       AMERICAN STOCK TRANSFER & TRUST
                                       COMPANY, as Trustee

                                       By
                                          ------------------------------------
                                                   Authorized Officer

                     Form of Assignment and Election to Purchase.

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                                   ASSIGNMENT

                    (TO BE EXECUTED BY THE REGISTERED HOLDER

                  IF SUCH HOLDER DESIRES TO TRANSFER THIS NOTE)

                   FOR VALUE RECEIVED _________________ hereby sells, assigns and transfers unto _____________________________________________________.

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

                  (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:

Signature of Holder                             Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

                             (CHECK AS APPROPRIATE)

[ ] In connection with the Change of Control Purchase Offer made pursuant to
Section 10.18 of the Indenture, the undersigned hereby elects to have

                  [ ]      the entire principal amount

                  [ ] $ _______________ ($1,000 in principal amount or an
integral multiple thereof) principal amount of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest thereon to the date of purchase.

[] In connection with an Asset Disposition Purchase Offer made pursuant to
Section 10.13 of the Indenture, the undersigned hereby elects to have

                  [ ]      the entire principal amount

                  [ ] $______________ ($1,000 in principal amount or an integral multiple thereof) principal amount of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Dated:

Signature of Holder                           Signature Guaranteed:

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.